UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2020, LiveXLive Media, Inc. (the “Company”) appointed Michael Quartieri to serve as the Chief Financial Officer, Executive Vice President and Secretary of the Company and as the Chief Financial Officer and Secretary of Slacker, Inc. (“Slacker”), the Company’s wholly owned subsidiary, each effective as of November 30, 2020 (the “Effective Date”). Mr. Quartieri will also assume the role of Principal Accounting Officer of the Company.

On the Effective Date, Mr. Quartieri will succeed Jerome N. Gold, current Interim Chief Financial Officer of the Company, who shall continue in his current roles as the Company’s Chief Strategy Officer and Executive Vice President and a member of the Company’s board of directors (the “Board”).

Mr. Quartieri ― Mr. Quartieri, age 52, is a seasoned executive with extensive financial, mergers and acquisitions and operational experience in building, managing and scaling large global organizations, operations and acquisitions. Mr. Quartieri has built and led financial organizations across multi-billion-dollar gaming and lodging companies. Prior to his appointment as the Company’s Chief Financial Officer, Executive Vice President and Secretary, Mr. Quartieri served as the Executive Vice President, Chief Financial Officer and Secretary at Scientific Games (Nasdaq: SGMS), a $3.4 billion world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting, since November 2015. Prior to that, Mr. Quartieri spent nine years with Las Vegas Sands Corp., the pre-eminent developer and operator of world-class Integrated Resorts that feature luxury hotels, best-in-class gaming, retail, dining and entertainment and many other business and leisure amenities, ending his tenure as Senior Vice President, Chief Accounting Officer and Global Controller, and prior to that he spent 13 years at Deloitte & Touche, rising to the position of Director of Audit and Assurance Services, specializing in gaming and hospitality. Mr. Quartieri holds a Masters in Accounting and a Bachelor of Science in Accounting from the University of Southern California and is a Certified Public Accountant.

In connection with his appointment, the Company entered into an employment agreement with Mr. Quartieri, the terms of which are summarized below. There is no arrangement or understanding between Mr. Quartieri and any other persons pursuant to which Mr. Quartieri was appointed to his positions. There are no family relationships between Mr. Quartieri and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Quartieri has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Quartieri’s Employment Agreement

In connection with Mr. Quartieri’s appointment as the Company’s Chief Financial Officer and Executive Vice President, on the Effective Date, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Quartieri for a term of two years (the “Term”) at an annual salary of $400,000. Mr. Quartieri is also eligible to earn an annual fiscal year cash performance bonus for each whole or partial fiscal year of his employment period with the Company in accordance with the Company’s annual bonus plan applicable to the Company’s senior executive. Mr. Quartieri’s “target” performance bonus shall be 100% of his average annualized base salary during the fiscal year for which the performance bonus is earned. Mr. Quartieri was also granted 500,000 restricted stock units (the “RSUs”). The RSUs were granted pursuant to the Company’s 2016 Equity Incentive Plan (as amended, the “2016 Plan”). 50% of the RSUs shall vest during the first open trading window under the Company’s Insider Trading Policy which occurs after the first anniversary of the Effective Date (the “Initial Vesting Date”), and the remainder of 50% of the RSUs shall vest upon each of the first four quarterly anniversaries of the Initial Vesting Date, with the last fourth vesting date being the two-year anniversary of the Effective Date, subject to Mr. Quartieri’s continued employment with the Company through each applicable vesting date. Each vested RSU shall be settled by delivery to Mr. Quartieri of one share of the Company’s common stock on the first to occur of: (i) the date of a Change of Control, (ii) promptly following the applicable vesting date, (iii) the date of Mr. Quartieri’s death and (iv) the date of Mr. Quartieri’s Disability (as defined in the Employment Agreement). In the event of a “Change of Control” (as defined in the Employment Agreement) any unvested portion of the RSUs shall vest effective immediately prior to such event; provided, that in the event a Change of Control occurs as a result of a certain transaction, only 50% of then unvested RSUs shall vest in full effective immediately prior to such event. The RSUs grant will be evidenced by a standard Company award agreement that shall specify such other terms and conditions as the Board, in its sole discretion, will determine in accordance with the terms and conditions of the 2016 Plan, including all terms, conditions and restrictions related to the grant and the form of payout, which, subject to the 2016 Plan, may be left to the discretion of the Board.

If Mr. Quartieri’s employment is terminated by the Company without “Cause” or by Mr. Quartieri for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), he will be entitled to termination benefits, pursuant to which (i) the Company will be obligated to pay Mr. Quartieri certain accrued obligations, any unpaid Prior Year Bonus and any Pro Rata Bonus (each as defined in the Employment Agreement); and (ii) if such termination occurs after the first six months from the Effective Date, (x) the Company will be obligated to continue to pay Mr. Quartieri his base salary and Pro Rata Bonus for a period from the termination date through the lesser of 6 months or the period through and inclusive of the last day of the Term, 50% of the unvested RSUs shall automatically and immediately become vested, as of the termination date, and such vested RSUs shall be settled as set forth in the Employment Agreement, and all restrictions on such equity awards shall automatically and immediately lapse (subject to the restrictions below). If Mr. Quartieri receives any vested RSUs as a result of his termination without “Cause” or for “Good Reason”, the vested RSUs shall be subject to a lock-up period of 12 months from the applicable vesting date (the “Lock-Up Period”). During the Lock-Up Period, Mr. Quartieri agreed not to dispose or transfer any RSUs (or any shares of the Company’s common stock underlying the RSUs), subject to certain standard exceptions. After the expiration of the Lock-Up Period, for a period of one year, Mr. Quartieri shall not have the right to sell on each trading day shares of the Company’s common stock, received by him as a result of any accelerated vesting, that is more than the greater of (x) 10% of such trading day’s daily trading volume and (y) 10,000 shares, as adjusted for any stock dividend, stock split, combination of shares, reverse stock split, reorganization, recapitalization, or other reclassification affecting the Company’s equity securities (the “Daily Trading Limit”); provided, that the Daily Trading Limit shall not apply to the Company’s equity securities obtained by Mr. Quartieri in open market transactions and such obligations with regard to the Daily Trading Limit shall terminate upon a Change of Control.

The Employment Agreement contains covenants for the benefit of the Company relating to non-interference with the Company’s business after termination of employment and protection of the Company’s confidential information, certain customary representations and warranties and standard Company indemnification obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The shares of the Company’s common stock underlying the RSUs will be issued, if any, in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On November 18, 2020, the Company issued a press release announcing the appointment of Mr. Quartieri as the Company’s Chief Financial Officer, Executive Vice President and Secretary and Mr. Gold’s resignation as the Company’s Interim Chief Financial Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of November 16, 2020, between the Company and Michael Quartieri.
99.1	Press release, dated November 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Date: November 20, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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